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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 2, 2004 relating to the consolidated financial statements, the financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of QUALCOMM Incorporated, which appears in QUALCOMM Incorporated's Annual Report on Form 10-K for the year ended September 26, 2004.

/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California

December 2, 2004